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                                                                  EXHIBIT 10.19

                      FOURTH AMENDMENT TO CREDIT AGREEMENT

         THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is made as of the 21st day of November, 2002, between ATLANTIC AMERICAN CORPORATION, a Georgia corporation (the "Borrower") and WACHOVIA BANK, NATIONAL ASSOCIATION (the "Bank").

                                  Background:

         The Borrower and the Bank have entered into a Credit Agreement dated as of July 1, 1999 (as amended on March 24, 2000, February 9, 2001, and December 31, 2001, the "Credit Agreement"). The Borrower and the Bank wish to amend the Credit Agreement in certain respects, as hereinafter provided.

         NOW, THEREFORE, the Borrower and the Bank agree as follows:

         SECTION 1. Definitions. Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings assigned to them in the Credit Agreement.

         SECTION 2.        Acknowledgement and Consent.

         (a) The Borrower has requested that the Bank consent to, and subject to the conditions stated in this Section 2 and in the Credit Agreement (as amended by this Amendment), the Bank does hereby consent to, the Borrower's participation in the "Trust Preferred Transaction" (as defined in the Credit Agreement as amended by this Amendment).

         (b) The Borrower has requested that the Bank acknowledge and consent to, and subject to the conditions stated in this Section 2, the Bank does hereby acknowledge and consent to, the payment of dividends that are made by the Borrower on or before the date of this Amendment on its Series C Preferred Stock (as such term is defined by the Credit Agreement as amended by this Amendment). The consent to such payments is effective only for the payment of dividends by the Borrower made on or before the date hereof and limited only to the payments described in this Section 2(b).

         (c) The Bank expressly reserves all of its rights and remedies with respect to any present or future Default arising under the Credit Agreement.

         SECTION 3. Amendments. The Credit Agreement is amended as set forth in this Section 3.

         3.1. Amendment to Section 1.01. The definitions of "Capital Expenditures" and "Funded Debt" are amended and restated in their entirety and the definitions of "Debentures", "Indenture", "Series C Preferred Stock", "Statutory Trust", "Subordinated Debt" and "Trust Preferred Transaction" are hereby added in their appropriate alphabetical order to Section 1.01 of the Credit Agreement to read in their entirety as follows:

                  "Capital Expenditures" means for any period the sum of all capital expenditures, excluding capital expenditures related to the Borrower's imaging system incurred during the Fiscal Year ending December 31, 2003 in an amount not to exceed $750,000 in the aggregate, incurred during such period by the Borrower and its Consolidated Subsidiaries, as determined in accordance with GAAP.

                  "Debentures" has the meaning given to the term in the Indenture.

                  "Funded Debt" means, at any date, the total Debt of the Borrower and its Subsidiaries determined on a consolidated basis, provided however, that for the purposes of determining the Applicable Margin pursuant to Section 2.05 and the Applicable Commitment Fee Rate pursuant to Section 2.06 only, Funded Debt shall exclude the Subordinated Debt.

                  "Indenture" means that certain indenture to be delivered in connection with the Trust Preferred Transaction to be dated on or about December 4, 2002 by and between the Borrower and State Street Bank and Trust Company of Connecticut, National Association, as Trustee.

                  "Series C Preferred Stock" means the Borrower's Series C Preferred Stock.

                  "Statutory Trust" means ATLANTIC AMERICAN STATUTORY TRUST I, a Connecticut statutory trust.

                  "Subordinated Debt" means Debt of the Borrower and its Subsidiaries incurred in connection with the Trust Preferred Transaction.


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                  "Trust Preferred Transaction" means a transaction in which:
         (a) the Borrower establishes the Statutory Trust and acquires all of the Statutory Trust's common securities; (b) the Statutory Trust acquires up to $18,042,000 of the Borrower's subordinated debentures with proceeds received from the issuance of its own trust preferred securities; and (c) the Borrower provides a limited-recourse guaranty to pay the Statutory Trust's obligations on the trust preferred securities, but only to the extent the Statutory Trust has funds available for the payment of such obligations.

         3.2. Amendment to Section 2.04. Section 2.04 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

         SECTION 2.04.     Repayment and Mandatory of Loans.

         (a) The Borrower agrees to repay the principal of the Term Loan in the amount equal to $12,000,000 within three Business Days of its receipt of proceeds from the issuance of the Debentures.

         (b) Unless due sooner pursuant to the provisions of Article VI, the Borrower agrees to repay the principal of the Term Loan in the amount of $2,000,000 after January 1, 2003 but on or before December 31, 2003, together with one final installment on the Termination Date in an amount equal to the unpaid principal balance of, and accrued but unpaid interest on, the Loans.

         3.3. Amendment to Section 4.08. Section 4.08(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  SECTION 4.08. Subsidiaries. (a) Each of the Borrower's Subsidiaries is a corporation or other business entity or other business entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, if the failure to be so qualified, or to have such powers, licenses, authorizations, consents or approvals could reasonably be expected, alone or in the aggregate, to have or cause a Material Adverse Effect.

         3.4. Amendment to Section 4.16. Section 4.16 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  SECTION 4.16. Capital Stock. All Capital Stock, debentures, bonds, notes and all other securities of the Borrower and its Subsidiaries presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including, but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws. The issued shares of Capital Stock of the Borrower's Wholly Owned Subsidiaries are directly or indirectly owned by the Borrower free and clear of any Lien or adverse claim. At least a majority of the issued shares of voting capital stock of each of the Borrower's other Subsidiaries (other than Wholly Owned Subsidiaries) is owned by the Borrower free and clear of any Lien or adverse claim.

         3.5. Amendment to Section 5.04. Section 5.04 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  SECTION 5.04. Restricted Payments. The Borrower will not declare or make any Restricted Payment during any Fiscal Year; provided that:
(1) the Borrower may redeem shares of the Borrower's capital stock for the purpose of satisfying the Borrower's obligations under its 401K plan and stock options provided by the Borrower to its executive officers, in the ordinary course of business and consistently with practices existing on the Closing Date; (2) the total number of shares of the Borrower's capital stock redeemed pursuant to the preceding subsection (1) shall not exceed five hundred thousand in the aggregate in any Fiscal Year; and (3) the aggregate amount expended by the Borrower in connection with the redemptions made pursuant to the preceding subsection (1) shall not exceed $2,000,000 in the aggregate in any Fiscal Year; and provided further that the Borrower may pay dividends on the Series C Preferred Stock, so long as, (a) the dividend rate payable on such Series C Preferred Stock shall not exceed nine percent (9%) per annum, (b) the redemption value of the Series C Preferred Stock shall not be greater than $2,500,000 and (c) no Event of Default shall be in existence or shall result from the making of such Restricted Payment.

         3.6. Amendment to Section 5.08. Section 5.08 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  SECTION 5.08. Loans or Advances. Neither the Borrower nor any of its Subsidiaries shall make loans or advances to any Person except: (i) advances made to insurance agents of the Borrower's Subsidiaries, with respect to such agent's commissions, made in the ordinary course of business and consistently with practices existing on the Closing Date; (ii) deposits required by government agencies or public utilities; and (iii) loans and advances made by the Statutory Trust to the Borrower in connection with the Trust Preferred Transaction and Investments made by the Borrower in the Statutory Trust to the extent allowed in Section 5.09; provided that after giving effect to the making of any loans, advances or deposits permitted by clause (i), (ii) or (iii) of this Section, no


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Default shall have occurred and be continuing.

         3.7. Amendment to Section 5.09. Section 5.09 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  SECTION 5.09. Investments. Neither the Borrower nor any of its Subsidiaries shall make Investments in any Person except as permitted by
Section 5.08 and except Investments (i) in direct obligations of the United States Government maturing within one year, (ii) in certificates of deposit issued by a commercial bank whose credit is satisfactory to the Bank, (iii) in commercial paper rated A-1 or the equivalent thereof by Standard & Poor's Corporation or P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in either case maturing within 6 months after the date of acquisition, (iv) in tender bonds the payment of the principal of and interest on which is fully supported by a letter of credit issued by a United States bank whose long-term certificates of deposit are rated at least AA or the equivalent thereof by Standard & Poor's Corporation and AA or the equivalent thereof by Moody's Investors Service, Inc., (v) contemplated by Section 5.14(b), (vi) with respect to the Trust Preferred Transaction, Investments by the Borrower in the Statutory Trust, Investments by the Statutory Trust in the Borrower, the Borrower's guaranty of the Statutory Trust's obligations, and other Investments made by the Borrower and the Statutory Trust, (vii) constituting Permitted Acquisitions in an aggregate amount not exceeding $3,000,000; provided, however, that this Section 5.09 shall not prohibit Investments made in the ordinary course of business involving the investment portfolio of any Insurance Subsidiary.

         3.8. Amendment to Section 5.11. Section 5.11 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  SECTION 5.11. Maintenance of Existence The Borrower shall, and shall cause each Subsidiary to (a) maintain its corporate existence and carry on its business in substantially the same manner and in substantially the same fields as such business is now carried on and maintained; and (b) preserve, renew and keep in full force and effect their respective rights, privileges, licenses (including, without limitation, insurance licenses) and franchises necessary or desirable in the normal conduct of business; provided that the Borrower may dissolve or cause the dissolution of the Statutory Trust after the redemption of all of the Statutory Trust's Capital Stock.

         3.9. Amendment to Section 5.27. Section 5.27 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  SECTION 5.27. Limitation on Debt. The Borrower shall not, nor shall it permit any Subsidiary to, create, incur or permit to exist at any time any Debt (other than Debt arising under this Agreement) without the prior written consent of the Bank, except:

                  (a) Debt in existence on the Closing Date and more particularly described on Schedule 5.27 attached hereto, together with any extension or renewal of such Debt, if the payment terms and interest applicable to such Debt as extended or renewed are at least as favorable to the Borrower or such Subsidiary, as the case may be, as the payment terms and interest rate applicable to such Debt on the date of extension or renewal thereof;

                  (b) Trade indebtedness incurred in the ordinary course of business;

                  (c) The Borrower may enter into a transaction or series of transactions pursuant to which the Borrower sells and leases back computer equipment provided that the total aggregate Debt incurred by the Borrower in such transaction or transactions shall not exceed $2,000,000; and

                  (d) The Borrower and the Statutory Trust may incur Debt in connection with the Trust Preferred Transaction; and

                  (e) Debt not otherwise permitted by the foregoing clauses of this Section in an aggregate principal amount at any time outstanding not to exceed $1,000,000.

         3.10. Addition of Section 5.31. Section 5.31 is hereby added to the Credit Agreement to read in its entirety as follows:

         SECTION 5.31. Senior Indebtedness under Indenture. The Borrower hereby covenants that the obligations of the Borrower to the Bank under this Credit Agreement shall at all times constitute "Senior Indebtedness" as that term is defined in the Indenture.

         3.11. Addition of Section 5.32. Section 5.32 is hereby added to the Credit Agreement to read in its entirety as


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follows:

         SECTION 5.32. Other Obligations of Borrower. The Borrower hereby agrees that the Borrower shall be and at all times shall remain the obligated party under the Debentures and shall be the party responsible for the payment of all obligations under the Debentures.

         3.12. Amendment to Schedule 4.08B. Schedule 4.08B of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                                 SCHEDULE 4.08B
                          EXISTING SUBSIDIARIES WHICH
                         ARE NOT INSURANCE SUBSIDIARIES

         Name of Subsidiary                            Jurisdiction of Incorporation or Organization
         ------------------                            ---------------------------------------------

         Self-Insurance Administrators                                 Georgia

         Atlantic American Statutory Trust I                           Connecticut

         SECTION 4. Interest Rate. Notwithstanding anything in the Credit Agreement to the contrary, for the period from and including November 29, 2002 to but excluding the Rate Determination Date next following November 29, 2002, the Applicable Margin shall be 0% for Base Rate Loans and 2.75% for Euro-Dollar Loans.

         SECTION 5. Notification of Covenant Restriction. Pursuant to the requirements of Section 5.22 of the Credit Agreement, the Borrower hereby provides notice to the Bank that Section 3.8 of the Indenture contains a restrictive covenant with terms that are more favorable to the Trustee under the Indenture than similar terms of a restrictive covenant for the benefit of the Bank contained in Section 5.04 of the Credit Agreement.

         SECTION 6. No Other Amendment. Except for the amendments set forth above, the text of the Credit Agreement shall remain unchanged and in full force and effect. This Amendment is not intended to effect, nor shall it be construed as, a novation. The Credit Agreement and this Amendment shall be construed together as a single instrument and any reference to the "Agreement" or any other defined term for the Credit Agreement in the Credit Agreement, the Loan Documents or any certificate, instrument or other document delivered pursuant thereto shall mean the Credit Agreement as amended hereby and as it may be amended, supplemented or otherwise modified hereafter. Nothing herein contained shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Credit Agreement, except as herein amended, or any of the other Loan Documents nor affect nor impair any rights, powers or remedies under the Credit Agreement, as hereby amended or any of the other Loan Documents. The Bank does hereby reserve all of its rights and remedies against all parties who may be or may hereafter become secondarily liable for the repayment of the Notes. The Borrower promises and agrees to perform all of the requirements, conditions, agreements and obligations under the terms of the Credit Agreement, as heretofore and hereby amended, and the other Loan Documents, the Credit Agreement, as amended, and the other Loan Documents being hereby ratified and affirmed. The Borrower hereby expressly agrees that the Credit Agreement, as amended, and the other Loan Documents are in full force and effect.

         SECTION 7. Representations and Warranties. The Borrower hereby represents and warrants in favor of the Bank as follows:

         (a) The representations and warranties of the Borrower contained in Article IV of the Credit Agreement are true in all material respects on and as of the date hereof (except to the extent they are made specifically with reference to some other date, in which case they are true and correct as of such other date);

         (b) After giving effect to this Amendment, no Default or Event of Default under the Credit Agreement has occurred and is continuing on the date hereof;

         (c) The Borrower has the corporate power and authority to enter into this Amendment and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it;

         (d) This Amendment has been duly authorized, validly executed and delivered by one or more authorized officers of the Borrower, and this Amendment and the Credit Agreement, as amended hereby constitutes the legal, valid and binding obligation of the


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Borrower enforceable against it in accordance with its terms; and

         (e) The execution and delivery of this Amendment and the Borrower's performance hereunder and under the Credit Agreement as amended hereby do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower other than those which have already been obtained or given, nor be in contravention of or in conflict with the Articles of Incorporation or Bylaws of the Borrower, or the provision of any statute, or any judgment, order or indenture, instrument, agreement or undertaking, to which the Borrower is a party or by which its assets or properties are or may become bound.

         SECTION 8. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

         SECTION 9. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Georgia.

         SECTION 10. Attorney's Fees and Expenses. The Borrower hereby agrees that all attorney's fees and expenses incurred by the Bank in connection with its review of the Trust Preferred Transaction and the preparation, negotiation and execution of this Amendment shall be payable by the Borrower.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal by their respective authorized officers as of the day and year first above written.


Attest:                                                    ATLANTIC AMERICAN CORPORATION



   /s/ Janie L. Ryan                                 By: /s/ John G. Sample, Jr.                  (SEAL)
-----------------------------------------                -----------------------------------------


Its:   Corporate Secretary                           Its: Senior Vice President and Chief Financial Officer [CORPORATE SEAL]
    --------------------------------                      -------------------------------------------------


                                               WACHOVIA BANK,


                                               NATIONAL ASSOCIATION



                                               By: /s/ Thomas L. Stitchberry
                                                   ---------------------------


                                               Title: Managing Director
                                                      ------------------------


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